As filed with the Securities and Exchange Commission on September 13, 2000
                                                       Registration No. 333_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          AMES DEPARTMENT STORES, INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                      04-2269444
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                                2418 MAIN STREET
                              ROCKY HILL, CT 06067
                                 (860) 257-2000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                          AMES DEPARTMENT STORES, INC.
                       2000 ASSOCIATE STOCK PURCHASE PLAN
                              (Full Title of Plan)


                              DAVID H. LISSY, ESQ.
         SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                          AMES DEPARTMENT STORES, INC.
                                2418 MAIN STREET
                              ROCKY HILL, CT 06067
                                 (860) 257-2578
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                            JEFFREY J. WEINBERG, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
    Title of Each Class of Securities to be        Amount to be         Proposed Maximum    Proposed Maximum        Amount of
                  Registered                       Registered(1)         Offering Price         Aggregate        Registration Fee
                                                                          Per Share(2)      Offering Price(2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share            300,000 shares             $6.30             $1,890,000            $498.96
==================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) on September 6, 2000.

================================================================================



NY2:\952590\05\KF0%05!.DOC\15079.0001

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.

                     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed with the Commission by Ames Department Stores, Inc., (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2000.

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2000.

         (c) The Company's Current Report on Form 8-K filed with the Commission on May 19, 2000.

         (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2000.

         (e) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form S-3/A filed with the Commission on April 28, 1999.


                     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable for negligence or misconduct in the performance of that person's duty to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that any such person has been successful in the defense of any matter, such person shall be indemnified against expenses actually and reasonably incurred by him.

                     Section 3. of Article FIFTH of the Amended and Restated Certificate of Incorporation of the Company provides that to the fullest extent permitted by the Delaware General Corporation Law, no director shall be personably liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

                     Article VIII of the Company's By-Laws provides that each director and officer of the Company (and his heirs, executors and administrators) shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company (whether or not he is a director or officer at the time of incurring such expenses), provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company shall not, however, indemnify such director or officer in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                     The Company's By-Laws provide that the respective rights of indemnification shall not be exclusive of other rights to which any director or officer may be entitled under any law, By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise.

                     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.    EXHIBITS.

              4(a)     -   Amended and Restated Certificate of Incorporation of
                           the Company (incorporated by reference to the Company's definitive Proxy Statement filed with the Commission on April 8, 1996).

              4(b)     -   Amended and Restated By-Laws of the Company
                           (incorporated by reference to the Company's quarterly report on Form 10-Q for the quarterly period ended
                           July 31, 1999).

              5        -   Opinion of Weil, Gotshal & Manges LLP.

              23(a)    -   Consent of Arthur Andersen LLP.

              23(b)    -   Consent of Weil, Gotshal & Manges LLP (included in
                           Exhibit 5).

              24       -   Power of Attorney (included as part of the signature
                           pages to this Registration Statement and incorporated herein by reference).

              99       -   Ames Department Stores, Inc. 2000 Associate Stock
                           Purchase Plan (incorporated by reference to the Company's definitive Proxy Statement filed with the Commission on May 18, 2000).

ITEM 9.    UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Rocky Hill, State of Connecticut on this 13th day of September, 2000.

                                    AMES DEPARTMENT STORES, INC.

                                    By: /s/ Joseph R. Ettore
                                        ----------------------------------------
                                        Name: Joseph R. Ettore
                                        Title: Chairman of the Board and
                                               Chief Executive Officer



                                    By: /s/ Denis T. Lemire
                                        ----------------------------------------
                                        Name: Denis T. Lemire
                                        Title: President and
                                               Chief Operating Officer



                                    By: /s/ Rolando de Aguiar
                                        ----------------------------------------
                                        Name: Rolando de Aguiar
                                        Title: Senior Executive Vice President
                                               and Chief Financial and
                                               Administrative Officer

                                POWER OF ATTORNEY


                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph R. Ettore and Rolando de Aguiar, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                         Title                          Date
             ---------                         -----                          ----

/s/ Joseph R. Ettore                Chairman of the Board                September 13, 2000
--------------------------------    and Chief Executive Officer
       Joseph R. Ettore


/s/ Denis T. Lemire                 President and                        September 13, 2000
--------------------------------    Chief Operating Officer
       Denis T. Lemire


/s/ Rolando de Aguiar               Senior Executive Vice President      September 13, 2000
--------------------------------    and Chief Financial and
       Rolando de Aguiar            Administrative Officer


/s/ Paul M. Buxbaum                 Director                             September 13, 2000
--------------------------------
       Paul M. Buxbaum


/s/ Francis X. Basile               Director                             September 13, 2000
--------------------------------
       Francis X. Basile


/s/ Alan Cohen                      Director                             September 13, 2000
--------------------------------
       Alan Cohen


/s/ Richard M. Felner               Director                             September 13, 2000
--------------------------------
       Richard M. Felner


/s/ Sidney S. Pearlman              Director                             September 13, 2000
--------------------------------
       Sidney S. Pearlman


/s/ Joseph A. Pollicino             Director                             September 13, 2000
--------------------------------
       Joseph A. Pollicino


                                  EXHIBIT INDEX


EXHIBIT NO.                                         DESCRIPTION

   4(a)     -     Amended and Restated Certificate of Incorporation of the
                  Company, as amended (incorporated by reference to the Company's definitive Proxy Statement filed with the Commission on April 8, 1996).

   4(b)     -     Amended and Restated By-Laws of the Company (incorporated by reference to the Company's quarterly report on Form 10-Q for the Quarterly Period ended July 31, 1999).

   5        -     Opinion of Weil, Gotshal & Manges LLP.

   23(a)    -     Consent of Arthur Andersen LLP.

   23(b)    -     Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

   24       -     Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

   99       -     Ames Department Stores, Inc. 2000 Associate Stock Purchase
                  Plan (incorporated by reference to the Company's definitive
                  Proxy Statement filed with the Commission on May 18, 2000).